UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 21, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2009, the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Registrant”) approved amendments to and a restatement of the Registrant’s Restated Bylaws (as amended, the “Restated Bylaws”). The amendments establish a majority voting standard in non-contested elections of directors and are effective as of January 12, 2009. Under Section 2.7.3 of the Restated Bylaws, in elections of directors a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors will be elected by a plurality of the votes cast at any meeting of shareholders for which (1) the Secretary of the Registrant receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 2.10 of the Bylaws and (2) such nomination has not been withdrawn by such shareholder on or prior to the tenth day before the Registrant first mails its notice of meeting for such meeting to the shareholders. Prior to the amendment and restatement, directors were elected by a plurality of the votes cast in all cases.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws, which are attached hereto as Exhibit 3(a) and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3(a)	Restated Bylaws of the Registrant, as amended and restated effective January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff
General Counsel

Date: January 23, 2009

EXHIBIT INDEX

3(a)	Restated Bylaws of the Registrant, as amended and restated effective January 12, 2009